                                                                                Exhibit 10(b)

                                               October 16, 2002

This letter confirms our discussions regarding your separation from the position of Executive Vice President
- Aerosol Sales and Marketing and Corporate Marketing with United Stated can company ("U.S. Can" or the
"Company").  Your last day worked was June 30, 2002 ("LDW").  Your resignation was announced on June 20,
2002.You will sign and deliver to U.S. Can the resignation letter attached hereto as Exhibit A on or prior to the date you sign and deliver this letter agreement ("Letter Agreement").

     1.  Base Salary Continuance, Transition Assistance, Vacation Pay
         ------------------------------------------------------------
As a result of your  separation  from the  Company,  you shall not be  entitled  to any  further  compensation, payments or  remuneration,  except as provided in this Letter  Agreement.  You have agreed to be  available  to answer  any  questions  we may have that  involved  your  role/responsibilities  with U.S.  Can and assist in a smooth transition of your duties and  responsibilities  to others within U.S. Can beginning on July 1, 2002 and continuing  through  September  30,  2003  (the  "Salary  Continuation  Period").  The  Company  will  give due consideration  to your other personal and  professional  commitments so as to minimize any material  disruption or  interference  with them.  Upon delivery of a fully executed copy of this Letter  Agreement to U.S. Can, you will receive  annual base salary  continuance  of $250,000,  payable in  bi-weekly  increments,  for the Salary
Continuation  Period.  You have been paid a lump sum  amount  on  account  of all of your  accrued  but  unused vacation  days  through  your LDW.  You will not accrue or be entitled to payment for any  vacation  after your
LDW.  The base  salary  continuance  and pay on  account  of  unused  vacation  will be  subject  to  customary withholding and other employment taxes and any other voluntary, authorized or required deductions.

     2.  Health Insurance
         ----------------

During the salary  continuation  period you will be eligible to continue to  participate  in U.S. Can's health, dental  and vision  insurance,  pursuant  to the terms of the  applicable  plan(s)  for  active  employees  and consistent  with the terms and  provisions  of the plans or as they may be amended or  modified,  provided  you continue to pay any employee portion of premium  contributions  for the coverage you elected as required by the terms of the  plans.  Naturally,  this  coverage  will be  discontinued  if you  obtain a new  position  with a company  where  these  benefits  are  covered  as a part of their  insurance  coverages.  Following  the Salary
Continuation  Period  or,  if  earlier,  the date your  coverage  is  discontinued  pursuant  to the  preceding sentence, you will be eligible for such COBRA benefits as are authorized and required by law.

     3.  2002 Bonus
         ----------

Your bonus for 2002,  prorated  based on your  service  through your LDW and less the $35,000  partial  advance bonus  payment you  received on July 1, 2002,  will be paid on or about  March 1, 2003,  based on 2002  audited results for the Company  under the 2002  Management  Incentive  Plan.  Bonus  payments are subject to customary withholding and other employment taxes and any other voluntary, authorized or required deductions.

     4.  Miscellaneous Benefits
         ----------------------
a)       You will be  eligible  for any  benefits  which  have  heretofore  vested  to you in  accordance  with applicable  plan  documents  and/or your  elections  pertaining to the Salaried  Employees  Retirement and
     Accumulation   Plan  ("SRAP"),   and  the  non-qualified   401(k)  plan  and  benefit   replacement  plans
     ("non-qualified  plans").  You are 100% vested in all monies that are in your SRAP and non-qualified plans accounts.  Distributions  under  the  non-qualified  plans  are  taxable  events  and  the  value  of  the distributions  would be taxable as ordinary  income at your  marginal  tax rate.  U.S. Can is obligated to withhold taxes upon distribution.

b)       U.S. Can will pay the  reasonable  legal fees you incur in the  negotiation,  review and completion of this Letter  Agreement  (and the  agreement in principle,  dated June 25, 2002) up to a maximum  amount of
     $5,000,  upon submission of a usual and customary final invoice,  together with supporting  documentation.
     Any invoice is subject to audit and approval.

c)       Unless  otherwise  addressed in this Letter  Agreement,  Company  benefits that will cease on your LDW include but are not limited to business  travel  insurance,  disability  and life  insurance,  perquisites
     (such as executive  physicals and any club or membership  dues),  car allowance and  participation  in the
     SRAP, the non-qualified plans, the EDCP or any other equity,  deferred compensation,  welfare,  benefit or bonus  plan.  You will remain  vested in any shares or options of basic U.S.  Can  corporation  restricted common stock ("basic  restricted  stock") and  performance  based U.S. Can  Corporation  restricted  stock
     ("performance  based restricted  stock") that vested on or before June 30, 2002,  subject to the terms and conditions of the  governing  stock and option  agreements  and plans.  Any unvested  shares or options of basic or performance  based  restricted  stock will be treated in accordance with the terms and conditions of the governing stock and option  agreements and plans.  The current term life insurance policy for which the  premium  has been paid  through  December  1, 2002 will be  transferred  to you if such  transfer  is permitted by such policy.

d)       U.S. Can will retain the services of an outplacement  firm to provide you with executive  outplacement services on a  month-to-month  basis,  commencing  June 25, 2002 and ending no later than March 31,  2003.
     The outplacement firm may provide periodic reports to U.S. Can of the progress of your employment search.

e)       You may elect to purchase your laptop computer, excluding the Company-licensed software and Company files, at net book value.

     5.  Employee Agreement, Employment Agreement, Non-Competition/Non-Solicitation Obligations,
         ----------------------------------------------------------------------------------------
         Confidentiality Obligations, Return of Company Property and
         ------------------------------------------------------------
         Post-Employment Assistance
         --------------------------

You are a party to that certain  Employee  Agreement  with the Company,  dated  January 25, 2000, as amended by the Employment Agreement,  dated October 4, 2000,  (respectively,  the "Employee Agreement" and the "Employment
Agreement"),  copies of which are attached  hereto as Exhibits B.1 and B.2.  The Employee  Agreement  contains,
                                                      --------------------
among other things,  restrictive covenants and certain confidentiality  provisions that survive your LDW and/or its termination.  You specifically  agree that the  post-employment  non-competition  and  non-solicitation  of clients/customers  covenants from the Employee  Agreement will remain in effect until June 30, 2004,  provided, however,  that such  post-employment  non-competition is limited to the metal and rigid plastic segments of the packaging  industry.  In  addition,  from  July 1, 2002  through  June 30,  2004,  you agree to be bound by the following non-solicitation of employees clause:

                  You will not directly or indirectly on behalf of any other individual or entity employ, offer to employ, solicit for employment, engage as a consultant, advisor, independent contractor or form an association with any person who is then an employee of U.S. Can or any of its affiliates.

You acknowledge  that the Company has a protectible  interest in you not directly or indirectly  competing with it in the metal and rigid plastic  segment of the packaging  industry.  However,  if you present to the Company names of potential  employers,  the Company will not unreasonably  withhold giving you approval to work for any such potential employer.

Your obligations  under the  confidentiality  provisions of the Employee  Agreement do not expire merely by the passage of time, but rather remain in effect according to their  substantive  terms. You agree to return to the
Company any property (keys, credit cards,  passes,  confidential  documents or materials,  all work-in-process, etc.) belonging to the Company or its affiliates,  and to return all writings, files, records,  correspondence, notebooks,  notes and other  document and things  (including any copies  thereof)  containing  confidential  or proprietary  information  or trade  secrets of the  Company  or its  affiliates.  The  Employee  Agreement,  as amended,  will remain in effect  following  your LDW and  terminate in  accordance  with its terms.  As further provided  herein (at page  seven),  except to the extent  that the  Employment  Agreement  amends the  Employee
Agreement,   this  Letter  Agreement  supersedes,   terminates  and  discharges   agreements,   commitments  or
understandings  between you and U.S.  Can or any of the Released  Parties  with  respect to the subject  matter hereof,  contained in the  Employment  Agreement,  dated  October 4, 2000,  among you, the Company and U.S. Can
Corporation.

You agree that, for the period  beginning on July 1, 2002, and  continuing for a reasonable  period  thereafter
(including,  at a minimum, all times during which you are receiving salary  continuation),  you will assist the
Company  and its  affiliates  in the  defense or  prosecution  of any claim that may be made by or against  the
Company or its  affiliates,  to the extent that such  claim(s) may relate to services  performed by you for the
Company or any of its  affiliates.  You agree to promptly  inform the  Company if you become  aware of any such claim or threatened  claim.  The Company will give due  consideration  to your other  personal or  professional commitments  with  regard  to this  duty  of  cooperation  and to  reimburse  you  for  all of your  reasonable out-of-pocket  expenses  associated  with  such  assistance,  in  accordance  with the  Company's  then-current business  expense  reimbursement  policies.  The Company  agrees to provide  legal counsel to you in connection with such  assistance (to the extent legally  permitted).  You also agree to promptly inform the Company if you are asked to assist in any  investigation  of the Company or any of its  affiliates (or their actions) that may relate to services  performed by you for the Company or any of its affiliates,  regardless of whether a lawsuit has then been filed against the Company or any of its affiliates with respect to such investigation.

     6.  This Letter Agreement
         ---------------------

You agree not to disclose,  divulge,  publicize or publish the existence or terms of this Letter Agreement, and any  Exhibits,  except to your  counsel,  immediate  family or financial  advisor,  or as required by law or as required to enforce the terms of this Letter  Agreement.  The  Company  also agrees not to  disclose,  divulge, publicize or publish the  existence of the terms of this  agreement to anyone  except its lawyers,  accountants and those persons within the Company whose knowledge is necessary for the approval and  implementation  of this
Letter Agreement or as required by law or as required to enforce the terms of this Letter Agreement.

     7.  Non-Disparagement/References
         ----------------------------

You agree that you will refrain from making any discrediting or disparaging  comments  regarding the Company or any of the  Released  Parties  referred to in this Letter  Agreement.  The Company  agrees that it will refrain from  making any  discrediting  or  disparaging  comments  regarding  you  provided  that it may give  truthful responses  to  employment  reference  inquiries  upon  receipt of a written  release  from you.  In response to unsolicited  requests for  employment  references or in the absence of a written  release from you, the Company will  provide  a neutral  reference  identifying  your  dates of  employment  and  positions  held and that you separated  from the  Company.  You agree to direct all  employment  references  to Roger  Farley,  Senior  Vice
President, Human Resources.

     8.  Effect of Breach
         ----------------

In the event of a material breach or threatened  material  breach of the Employee  Agreement,  as amended,  the
Employment  Agreement,  or the  provisions of this Letter  Agreement,  the Company shall be entitled to suspend any payment(s)  hereunder  immediately  and without  notice,  pending  receipt of adequate  assurances  that no breach has or will occur,  or final  resolution  of any breach.  This shall be in addition to, and not in place of, any other remedies that may be available to the Company for such breach or threatened breach.

     9.  Releases
         --------

     a)  By you:

In consideration for the promises herein, you, for yourself,  your agents,  legal or personal  representatives, assigns,  heirs,  distributees,  administrators  and executors (the  "Releasing  Parties"),  hereby release and forever  discharge  U.S.  Can, its present or past parents,  subsidiaries,  divisions,  affiliates,  or related companies,  and their  respective  successors  or  assigns,  present  or past  officers,  trustees,  directors, employees,  representatives  and  agents of each of them (the  "Released  Parties"),  from any and all  claims, demands,  actions,  liabilities  and other  claims for relief and  remuneration  whatsoever,  whether  known or unknown,  arising or which could have arisen,  up to and  including  the date of your  execution of this Letter
Agreement,  including,  without  limitation,  those arising out of or relating to your  employment or change in employment  status and  termination  of prior  agreements,  including any claims arising under Title VII of the
Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991),  the Americans  With  Disabilities  Act,
the Age  Discrimination  in Employment  Act of 1967,  the Illinois  Human Rights Act, the Illinois Wage Payment
and  Collection  Act, the Employee  Retirement  Income  Security Act ("ERISA"),  or any other  federal,  state, county, or local statute,  law,  ordinance,  regulation,  code or executive order, any tort or contract claims, whether  express or implied,  and any of the claims,  matters and issues which could have been  asserted by the
Releasing  Parties  against  the  Released  Parties  in  any  legal,   administrative,   or  other  proceeding.
Notwithstanding  any provision in this release to the  contrary,  you are not releasing any of your rights that you may have (a) under any company  benefit  plan,  (b) to indemnity  under the  Company's  charter,  bylaws or other agreements, (c) under any directors and officers insurance and (d) under this Letter Agreement.

     b)  By Company:

The Company,  on behalf of itself, and its former and present parents,  subsidiaries,  affiliates,  successors, assigns and their  respective  present or former  directors and officers,  hereby release you, your heirs,  and representatives  from any and all claims,  demands,  actions and liabilities  whatsoever arising from or out of your employment  through the date of this Release,  EXCEPT wanton and willful  misfeasance,  gross  misconduct, fraud or  criminal  conduct  in the  discharge  of your  employment  duties or acts  outside  the scope of your employment.

     10. Non-admission of Liability
         --------------------------

Nothing  in this  Letter  Agreement,  nor any  actions  taken by any  parties  in  connection  herewith,  shall constitute,  be construed  as, or be deemed to be, an admission of fault,  liability or  wrongdoing of any kind whatsoever on the part of U.S. Can or the Released Parties.

     11. Effect of Death
         ---------------

In the event of your  death,  the  unfulfilled  payments  described  in  section  1 will be made to  Employee's designated  beneficiary,  if one has been  designated.  (A form for this purpose is attached hereto as Exhibit
                                                                                                       --------
C.)  Otherwise,  the  payments  described  in  section  1 will  be paid to your  estate.  All  other  benefits, compensation,  payments or remuneration  shall cease,  except that the Company will provide such COBRA benefits as authorized or required by law.

     12. Arbitration
         -----------

Any dispute or claim under this Letter  Agreement  shall be settled by arbitration  in Chicago,  Illinois by an arbitrator,  who shall be appointed pursuant to the rules of the American Arbitration  Association ("AAA"). The arbitration  shall be  conducted  in  accordance  with the AAA rules  governing  employment  disputes and shall include any  employment  disputes or claims arising under Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Americans With  Disabilities  Act, the Age  Discrimination  in Employment
Act of 1967,  the  Illinois  Human  Rights Act, the  Illinois  Wage  Payment and  Collection  Act, the Employee
Retirement  Income  Security Act  ("ERISA"),  or any other  federal,  state,  county,  or local  statute,  law, ordinance,  regulation,  code or executive order, or any tort or contract  claims,  with respect to the subject matter  hereof.  Any award  issued as a result of such  arbitration  shall be final and binding on the parties, and  judgment  upon the award  rendered  by the  arbitrator  may be  entered in any court  having  jurisdiction thereof;  provided,  however, that any award issued as a result of arbitration shall be reviewable de novo by a court of competent  jurisdiction  for errors of law. Should you be the prevailing  party in such arbitration or appeal  therefrom  the Company  will  reimburse  you for the  reasonable  attorneys'  fees,  costs and expenses incurred by you in connection with such arbitration or appeal therefrom.

13.      Knowing and Voluntary Agreement; Statutory Consideration Period
         ---------------------------------------------------------------

You  represent and warrant that you have been  advised,  in writing,  to consult with counsel or an attorney in connection  with this Letter  Agreement.  The parties  represent  and warrant  that,  prior to  executing  this
Letter  Agreement,  they have read it in its entirety and fully understand its meaning and effect and that they have entered into it knowingly and voluntarily.

You  represent and warrant that you have been given  twenty-one  (21) days within which to consider this Letter
Agreement  and that you have been  given  seven (7) days after  executing  or signing it in which to revoke it.
Your  revocation  must be in writing,  and must be received by Thomas J.  Olander  within the 7-day  revocation period.  (A form you may use for such  purpose is attached  hereto as Exhibit D.) This Letter  Agreement  shall
                                                                      ---------
not become effective or enforceable until the revocation period has expired.

     14. Call Of Stock
         -------------

Upon this  agreement  being  executed  by you,  Company  waives  any call  rights it has,  arising  out of your separation, as to Company stock held by you.

This  Letter  Agreement,  consisting  of five pages,  plus your  resignation  letter (one page),  a copy of the
Employee Agreement (seven pages), a copy of the Employment  Agreement  (seventeen  pages),  your designation of beneficiary form (one page) and a form of revocation (one page),  constitutes the entire agreement  between you and U.S. Can or any of the Released Parties.  This Letter Agreement  supersedes,  terminates and discharges all prior oral and  written  agreements,  commitments  or  understandings  between  you and U.S.  Can or any of the
Released  Parties  with  respect to the  subject  matter  hereof,  including  but not  limited to that  certain
Employment  Agreement,  dated  October 4, 2000,  among you, the Company and U.S. Can  Corporation.  This Letter
Agreement  shall be binding upon us, our successors,  assigns,  heirs and legal  representatives,  and inure to our benefit and the benefit of U.S. Can's successors and assigns.

                                                     Sincerely,

                                                     UNITED STATES CAN COMPANY

                                                     By:   s/s          Thomas J. Olander
Thomas J. Olander
                                                              Vice President
                                                              Organization, Staffing, Compensation & Benefits

ACCEPTED AND AGREED TO:

         s/s J. Michael Kirk
         J. Michael Kirk

Date:    October 16, 2002
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